UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2013

BLACKHAWK NETWORK HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35882	43-2099257
(Commission File Number)	(IRS Employer Identification Number)

6220 Stoneridge Mall Road

Pleasanton, CA 94588

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (925) 226-9990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendments and Restatements of Certificate of Incorporation and Bylaws

On April 24, 2013, in connection with the consummation of the initial public offering (the “IPO”) of the Class A common stock of Blackhawk Network Holdings, Inc., a Delaware corporation (the “Company”), the Company’s Amended and Restated Bylaws, attached hereto as Exhibit 3.1 (the “Bylaws”), became effective. The Bylaws are in the same form as the “form of” amended and restated bylaws filed as an exhibit to the Company’s Registration Statement on Form S-1, as amended (File No. 333-187325), filed in connection with the IPO.

For reference, also in connection with the IPO, the Company filed an Amended and Restated Certificate of Incorporation, in the form attached as Exhibit 3.2 hereto (the “Charter”), with the Secretary of State of the State of Delaware. The Charter is in the same form as the “form of” amended and restated certificate of incorporation filed as an exhibit to the Company’s Registration Statement on Form S-1, as amended (File No. 333-187325), filed in connection with the IPO.

The foregoing description of the Bylaws and the Charter is qualified in its entirety by reference to the Bylaws attached hereto as Exhibit 3.1 and the Charter attached hereto as Exhibit 3.2, each of which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Blackhawk Network Holdings, Inc.

3.2	Amended and Restated Certificate of Incorporation of Blackhawk Network Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2013	BLACKHAWK NETWORK HOLDINGS, INC.

	By:	/s/ David E. Durant
Name: David E. Durant
Title: Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Blackhawk Network Holdings, Inc.

3.2	Amended and Restated Certificate of Incorporation of Blackhawk Network Holdings, Inc.